EZCORP Reports Second Quarter Fiscal 2025 Results
Record Q2 PLO & Revenues Drive Strong Increase in Profitability
Austin, Texas (April 28, 2025) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its second quarter ended March 31, 2025.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
SECOND QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) up 11% to $261.8 million.
•Net income increased 18% to $25.4 million. On an adjusted basis1, net income increased 25% to $26.1 million.
•Diluted earnings per share increased 14% to $0.33. On an adjusted basis, diluted earnings per share increased 21% to $0.34.
•Adjusted EBITDA increased 23% to $45.1 million.
•Total revenues increased 7% to $306.3 million, while gross profit increased 6% to $178.5 million.
•Completed a $300.0 million private offering of senior notes due 2032.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “Our team delivered another impressive quarter of operational and financial performance, highlighted by record Q2 PLO, which drove strong growth in revenue and pawn service charges. Persistent inflation and economic pressure continue to impact value-conscious consumers who are increasingly turning to us for short-term cash and secondhand goods. Our strengthened operating model and best-in-class customer service also fueled the bottom line, driving a material increase in adjusted EBITDA to $45.1 million, up 23%.

“Our consistent performance across geographies reflects our company-wide commitment to our core values of People, Pawn and Passion. In the U.S., PLO and adjusted EBITDA increased 15%, reflecting strong loan demand, increased average loan size and disciplined cost management. In Latin America, PLO increased 17% on a constant currency basis, and adjusted EBITDA grew 36%, propelled by robust demand for loans and secondhand goods and our strong operational execution.

“Our disciplined capital allocation strategy prioritizes substantial liquidity to drive strong organic growth, pursue value-enhancing acquisitions and investments and meet near-term debt maturities. In March, we completed a $300.0 million private offering of senior notes, the Company’s largest financing transaction to date, expanding our financial flexibility for continued growth and meaningfully enhancing our capital structure, as we retire our 2025 convertible notes maturing on May 1.

“It was another outstanding quarter for EZCORP, and I thank the team for their unwavering commitment to operational excellence as we continue to drive significantly enhanced value for our shareholders.”

CONSOLIDATED RESULTS

Three Months Ended March 31	As Reported		Adjusted[1]
in millions, except per share amounts	2025	2024	2025	2024

Total revenues	$306.3	$285.6	$318.9	$285.6
Gross profit	$178.5	$167.6	$185.0	$167.6
Income before tax	$34.4	$28.7	$35.4	$28.0
Net income	$25.4	$21.5	$26.1	$21.0
Diluted earnings per share	$0.33	$0.29	$0.34	$0.28
EBITDA (non-GAAP measure)	$43.8	$37.4	$45.1	$36.7

•PLO increased 11% to $261.8 million, up $26.1 million. On a same-store2 basis, PLO increased 11% due to increase in average loan size, continued strong pawn demand and improved operational performance.
•Total revenues increased 7% and gross profit increased 6%, reflecting improved pawn service charge (PSC) revenues due to higher average PLO.
•PSC increased 8% as a result of higher average PLO.
•Merchandise sales gross margin at 34%, down from 35%. Aged general merchandise was 2.4% of total general merchandise inventory, up 14 basis points.
•Net inventory increased 27%, as a result of the increase in PLO and decrease in inventory turnover to 2.5x, from 2.9x.
•Store expenses increased 2% and were flat on a same-store basis.
•General and administrative expenses increased 8%, primarily due to labor and a gain on a corporate lease termination in the prior year.
•Income before taxes was $34.4 million, up 20% from $28.7 million, and adjusted EBITDA increased 23% to $45.1 million.
•Diluted earnings per share increased 14% to $0.33. On an adjusted basis, diluted earnings per share increased 21% to $0.34.
•Cash and cash equivalents at the end of the quarter was $505.2 million, up from $170.5 million as of September 30, 2024. The increase was primarily due to $300.0 million (less issuance costs) from the issuance of the Senior Notes due 2032 and cash from operating activities.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the quarter at $199.4 million, up 15% on a total and same-store basis due to increase in average loan size, increased loan demand and improved operational performance.
•Total revenues increased 7% and gross profit increased 8%, reflecting higher PSC.
•PSC increased 9% as a result of higher average PLO, partially offset by lower PLO yield.
•Merchandise sales increased 2%, and gross margin decreased to 36% from 37%. Aged general merchandise decreased by 14 basis points to 2.8%, or $1.3 million of total general merchandise inventory. Excluding our three Max Pawn luxury stores in Las Vegas, aged general merchandise was 1.5%.
•Net inventory increased 29%, due to increase in PLO, increase in customer layaways and a decrease in inventory turnover to 2.3x, from 2.6x.
•Store expenses increased 3% (2% on a same-store basis) primarily due to labor, the majority of which was offset by a decrease in expenses related to our loyalty program.

•Segment contribution increased 16% to $47.1 million.
•Segment store count remained at 542.
Latin America Pawn
•PLO improved to $62.4 million, up 1% (17% on constant currency basis). On a same-store basis, PLO decreased 2% (14% increase on a constant currency basis). The constant currency increase was due to improved operational performance and increased loan demand.
•Total revenues were up 9% (25% on constant currency basis), and gross profit increased 3% (18% on a constant currency basis), mainly due to increased PSC.
•PSC increased to $28.3 million, up 4% (19% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales increased 5% (21% on constant currency basis) and merchandise sales gross margin decreased to 30% from 33%. Aged general merchandise increased to 1.9% from 1.4% of total general merchandise inventory.
•Net inventory increased 23% (44% on a constant currency basis) due to increase in PLO and decrease in inventory turnover to 3.2x, from 3.6x.
•Store expenses decreased 2% (13% increase on a constant currency basis) and decreased 4% on a same-store basis (11% increase on a constant currency basis). The constant currency increase was primarily due to increased labor, in line with store activity and minimum wage increases, offset by a decrease in expenses related to our loyalty program.
•Segment contribution increased 30% to $10.6 million (43% on a constant currency basis). On an adjusted basis, segment contribution was up 42% to $11.6 million.
•Segment store count increased by one to 742 due to the addition of nine de novo stores, the acquisition of one store, and the consolidation of nine stores.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Tuesday, April 29, 2025, at 8:00 am Central Time to discuss Second Quarter Fiscal 2025 results. Analysts and institutional investors may participate on the conference call by registering online at https://registrations.events/direct/NTM1088399. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: https://edge.media-server.com/mmc/p/hqptihjy. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues:
Merchandise sales	$169,467	$164,687	$355,810	$344,090
Jewelry scrapping sales	20,938	13,714	37,670	27,796
Pawn service charges	115,871	107,163	232,923	213,612
Other revenues	40	75	83	132
Total revenues	306,316	285,639	626,486	585,630
Merchandise cost of goods sold	111,555	106,259	233,379	221,469
Jewelry scrapping cost of goods sold	16,309	11,788	29,251	23,996
Gross profit	178,452	167,592	363,856	340,165
Operating expenses:
Store expenses	116,527	114,582	232,978	225,137
General and administrative	19,640	18,266	38,309	34,809
Depreciation and amortization	8,020	8,219	16,355	16,784
Loss (gain) on sale or disposal of assets and other	17	3	25	(169)
Other income	—	(765)	—	(765)
Total operating expenses	144,204	140,305	287,667	275,796
Operating income	34,248	27,287	76,189	64,369
Interest expense	3,281	3,402	6,428	6,842
Interest income	(1,875)	(2,882)	(3,968)	(5,521)
Equity in net income of unconsolidated affiliates	(1,505)	(1,719)	(2,980)	(2,872)
Other (income) expense	(65)	(165)	913	(436)
Income before income taxes	34,412	28,651	75,796	66,356
Income tax expense	9,022	7,172	19,390	16,407
Net income	$25,390	$21,479	$56,406	$49,949

Basic earnings per share	$0.46	$0.39	$1.03	$0.91
Diluted earnings per share	$0.33	$0.29	$0.74	$0.65

Weighted-average basic shares outstanding	54,965	55,093	54,895	55,084
Weighted-average diluted shares outstanding	83,140	83,045	83,247	84,948

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	March 31, 2025	March 31, 2024	September 30, 2024

Assets:
Current assets:
Cash and cash equivalents	$505,239	$229,111	$170,513
Restricted cash	9,499	8,581	9,294
Pawn loans	261,830	235,773	274,084
Pawn service charges receivable, net	42,323	38,268	44,013
Inventory, net	207,783	163,429	191,923
Prepaid expenses and other current assets	40,283	47,142	39,171
Total current assets	1,066,957	722,304	728,998
Investments in unconsolidated affiliates	13,967	13,162	13,329
Other investments	51,903	51,220	51,900
Property and equipment, net	64,150	63,306	65,973
Right-of-use assets, net	229,878	243,752	226,602
Goodwill	305,239	310,658	306,478
Intangible assets, net	57,079	61,714	58,451
Deferred tax asset, net	25,090	26,247	25,362
Other assets, net	15,365	15,779	16,144
Total assets	$1,829,628	$1,508,142	$1,493,237

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$103,325	$34,347	$103,072
Accounts payable, accrued expenses and other current liabilities	70,843	62,838	85,737
Customer layaway deposits	31,016	20,352	21,570
Operating lease liabilities, current	58,855	55,658	58,998
Total current liabilities	264,039	173,195	269,377
Long-term debt, net	517,188	326,573	224,256
Deferred tax liability, net	1,818	465	2,080
Operating lease liabilities	182,873	197,285	180,616
Other long-term liabilities	12,135	10,228	12,337
Total liabilities	978,053	707,746	688,666
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; issued and outstanding: 52,043,599 as of March 31, 2025; 52,057,309 as of March 31, 2024; and 51,582,698 as of September 30, 2024	520	521	516
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	347,796	345,174	348,366
Retained earnings	561,211	477,683	507,206
Accumulated other comprehensive loss	(57,982)	(23,012)	(51,547)
Total equity	851,575	800,396	804,571
Total liabilities and equity	$1,829,628	$1,508,142	$1,493,237

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2025	2024

Operating activities:
Net income	$56,406	$49,949
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,355	16,784
Amortization of deferred financing costs	725	807
Non-cash lease expense	28,943	29,514
Deferred income taxes	10	515
Other adjustments	(1,241)	(1,429)
Provision for inventory reserve	39	183
Stock compensation expense	5,001	4,844
Equity in net income from investment in unconsolidated affiliates	(2,980)	(2,872)
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	1,547	1,071
Inventory	(5,390)	1,617
Prepaid expenses, other current assets and other assets	444	(8,699)
Accounts payable, accrued expenses and other liabilities	(45,490)	(57,531)
Customer layaway deposits	9,640	886
Income taxes	(1,081)	909
Net cash provided by operating activities	62,928	36,548
Investing activities:
Loans made	(484,611)	(433,194)
Loans repaid	284,095	262,970
Recovery of pawn loan principal through sale of forfeited collateral	198,387	188,351
Capital expenditures, net	(13,966)	(13,654)
Acquisitions, net of cash acquired	(79)	(8,610)
Investment in unconsolidated affiliate	(509)	(850)
Investment in other investments	—	(15,000)
Dividends from unconsolidated affiliates	1,902	1,745
Net cash used in investing activities	(14,781)	(18,242)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,971)	(3,253)
Proceeds from borrowings	300,000	—
Debt issuance cost	(5,310)	—
Purchase and retirement of treasury stock	(3,997)	(6,010)
Payments of finance leases	(266)	(276)
Net cash provided by (used in) financing activities	286,456	(9,539)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	328	(43)
Net increase in cash, cash equivalents and restricted cash	334,931	8,724
Cash and cash equivalents and restricted cash at beginning of period	179,807	228,968
Cash and cash equivalents and restricted cash at end of period	$514,738	$237,692

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended March 31, 2025 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$116,915	$52,552	$—	$169,467	$—	$169,467
Jewelry scrapping sales	16,898	4,040	—	20,938	—	20,938
Pawn service charges	87,548	28,323	—	115,871	—	115,871
Other revenues	24	16	—	40	—	40
Total revenues	221,385	84,931	—	306,316	—	306,316
Merchandise cost of goods sold	74,772	36,783	—	111,555	—	111,555
Jewelry scrapping cost of goods sold	13,235	3,074	—	16,309	—	16,309
Gross profit	133,378	45,074	—	178,452	—	178,452
Segment and corporate expenses (income):
Store expenses	83,532	32,995	—	116,527	—	116,527
General and administrative	—	—	—	—	19,640	19,640
Depreciation and amortization	2,682	1,989	—	4,671	3,349	8,020
Loss on sale or disposal of assets and other	17	—	—	17	—	17
Interest expense	—	—	—	—	3,281	3,281
Interest income	—	(337)	(605)	(942)	(933)	(1,875)
Equity in net (income) loss of unconsolidated affiliates	—	—	(1,866)	(1,866)	361	(1,505)
Other expense (income)	4	(137)	—	(133)	68	(65)
Segment contribution	$47,143	$10,564	$2,471	$60,178
Income (loss) before income taxes				$60,178	$(25,766)	$34,412

	Three Months Ended March 31, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$114,849	$49,838	$—	$164,687	$—	$164,687
Jewelry scrapping sales	12,686	1,028	—	13,714	—	13,714
Pawn service charges	80,010	27,153	—	107,163	—	107,163
Other revenues	29	15	31	75	—	75
Total revenues	207,574	78,034	31	285,639	—	285,639
Merchandise cost of goods sold	72,798	33,461	—	106,259	—	106,259
Jewelry scrapping cost of goods sold	10,794	994	—	11,788	—	11,788
Gross profit	123,982	43,579	31	167,592	—	167,592
Segment and corporate expenses (income):
Store expenses	80,840	33,742	—	114,582	—	114,582
General and administrative	—	—	—	—	18,266	18,266
Depreciation and amortization	2,516	2,392	—	4,908	3,311	8,219
(Gain) loss on sale or disposal of assets and other	(30)	(66)	—	(96)	99	3
Other income	—	—	—	—	(765)	(765)
Interest expense	—	—	—	—	3,402	3,402
Interest income	—	(608)	(633)	(1,241)	(1,641)	(2,882)
Equity in net income of unconsolidated affiliates	—	—	(1,719)	(1,719)	—	(1,719)
Other expense (income)	—	1	14	15	(180)	(165)
Segment contribution	$40,656	$8,118	$2,369	$51,143
Income (loss) before income taxes				$51,143	$(22,492)	$28,651

	Six Months Ended March 31, 2025 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$245,715	$110,095	$—	$355,810	$—	$355,810
Jewelry scrapping sales	32,396	5,274	—	37,670	—	37,670
Pawn service charges	175,424	57,499	—	232,923	—	232,923
Other revenues	51	32	—	83	—	83
Total revenues	453,586	172,900	—	626,486	—	626,486
Merchandise cost of goods sold	156,328	77,051	—	233,379	—	233,379
Jewelry scrapping cost of goods sold	25,203	4,048	—	29,251	—	29,251
Gross profit	272,055	91,801	—	363,856	—	363,856
Segment and corporate expenses (income):
Store expenses	166,621	66,357	—	232,978	—	232,978
General and administrative	—	—	—	—	38,309	38,309
Depreciation and amortization	5,399	4,035	—	9,434	6,921	16,355
Loss on sale or disposal of assets and other	17	8	—	25	—	25
Interest expense	—	—	—	—	6,428	6,428
Interest income	—	(539)	(1,199)	(1,738)	(2,230)	(3,968)
Equity in net (income) loss of unconsolidated affiliates	—	—	(3,489)	(3,489)	509	(2,980)
Other (income) loss	(7)	(208)	—	(215)	1,128	913
Segment contribution	100,025	22,148	$4,688	$126,861
Income (loss) before income taxes				$126,861	$(51,065)	$75,796

	Six Months Ended March 31, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$240,362	$103,728	$—	$344,090	$—	$344,090
Jewelry scrapping sales	25,501	2,295	—	27,796	—	27,796
Pawn service charges	159,083	54,529	—	213,612	—	213,612
Other revenues	66	31	35	132	—	132
Total revenues	425,012	160,583	35	585,630	—	585,630
Merchandise cost of goods sold	151,507	69,962	—	221,469	—	221,469
Jewelry scrapping cost of goods sold	22,078	1,918	—	23,996	—	23,996
Gross profit	251,427	88,703	35	340,165	—	340,165
Segment and corporate expenses (income):
Store expenses	158,095	67,042	—	225,137	—	225,137
General and administrative	—	—	—	—	34,809	34,809
Depreciation and amortization	5,140	4,731	—	9,871	6,913	16,784
(Gain) loss on sale or disposal of assets and other	(4)	(262)	—	(266)	97	(169)
Other income	—	—	—	—	(765)	(765)
Interest expense	—	—	—	—	6,842	6,842
Interest income	—	(1,028)	(1,206)	(2,234)	(3,287)	(5,521)
Equity in net income of unconsolidated affiliates	—	—	(2,872)	(2,872)	—	(2,872)
Other (income) expense	—	(47)	15	(32)	(404)	(436)
Segment contribution	$88,196	$18,267	$4,098	$110,561
Income (loss) before income taxes				$110,561	$(44,205)	$66,356

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended March 31, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2024	542	741	1,283
New locations opened	—	9	9
Locations acquired	—	1	1
Locations combined or closed	—	(9)	(9)
As of March 31, 2025	542	742	1,284

	Three Months Ended March 31, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of December 31, 2023	530	707	1,237
New locations opened	—	9	9
Locations acquired	6	—	6
Locations combined or closed	(1)	(5)	(6)
As of March 31, 2024	535	711	1,246

	Six Months Ended March 31, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2024	542	737	1,279
New locations opened	—	13	13
Locations acquired	—	1	1
Locations combined or closed	—	(9)	(9)
As of March 31, 2025	542	742	1,284

	Six Months Ended March 31, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2023	529	702	1,231
New locations opened	—	14	14
Locations acquired	7	—	7
Locations combined or closed	(1)	(5)	(6)
As of March 31, 2024	535	711	1,246

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflects an additional way of viewing aspects of our business that, when viewed with GAAP results, provides a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and six months ended March 31, 2025 and 2024 were as follows:

	March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024	2025	2024

Mexican peso	20.4	16.6	20.4	17.0	20.3	17.3
Guatemalan quetzal	7.6	7.6	7.6	7.6	7.5	7.6
Honduran lempira	25.2	24.4	25.2	24.4	25.0	24.4
Australian dollar	1.6	1.5	1.6	1.5	1.6	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended March 31,
(in millions)	2025	2024

Net income	$25.4	$21.5
Interest expense	3.3	3.4
Interest income	(1.9)	(2.9)
Income tax expense	9.0	7.2
Depreciation and amortization	8.0	8.2
EBITDA	$43.8	$37.4

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2025 Q2 Reported	$306.3	$178.5	$34.4	$9.0	$25.4	$0.33	$43.8
FX Impact	—	—	0.1	—	0.1	—	0.1
Constant Currency	12.6	6.5	0.9	0.3	0.6	0.01	1.2
2025 Q2 Adjusted	$318.9	$185.0	$35.4	$9.3	$26.1	$0.34	$45.1

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Q2 Reported	$285.6	$167.6	$28.7	$7.2	$21.5	$0.29	$37.4
Corporate Lease Termination	—	—	(0.8)	(0.2)	(0.6)	(0.01)	(0.8)
FX Impact	—	—	0.1	—	0.1	—	0.1
2024 Q2 Adjusted	$285.6	$167.6	$28.0	$7.0	$21.0	$0.28	$36.7

	Three Months Ended March 31, 2025		Six Months Ended March 31, 2025
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$306.3	7%	$626.5	7%
Currency exchange rate fluctuations	12.6		22.0
Constant currency consolidated revenues	$318.9	12%	$648.5	11%

Consolidated gross profit	$178.5	6%	$363.9	7%
Currency exchange rate fluctuations	6.5		11.3
Constant currency consolidated gross profit	$185.0	10%	$375.2	10%

Consolidated net inventory	$207.8	27%	$207.8	27%
Currency exchange rate fluctuations	8.7		8.7
Constant currency consolidated net inventory	$216.5	32%	$216.5	32%

Latin America Pawn gross profit	$45.1	3%	$91.8	3%
Currency exchange rate fluctuations	6.5		11.3
Constant currency Latin America Pawn gross profit	$51.6	18%	$103.1	16%

Latin America Pawn PLO	$62.4	1%	$62.4	1%
Currency exchange rate fluctuations	10.0		10.0
Constant currency Latin America Pawn PLO	$72.4	17%	$72.4	17%

Latin America Pawn PSC revenues	$28.3	4%	$57.5	5%
Currency exchange rate fluctuations	3.9		6.7
Constant currency Latin America Pawn PSC revenues	$32.2	19%	$64.2	18%

Latin America Pawn merchandise sales	$52.6	5%	$110.1	6%
Currency exchange rate fluctuations	7.9		14.5
Constant currency Latin America Pawn merchandise sales	$60.5	21%	$124.6	20%

Latin America Pawn segment profit before tax	$10.6	30%	$22.2	21%
Currency exchange rate fluctuations	1.0		2.0
Constant currency Latin America Pawn segment profit before tax	$11.6	43%	$24.2	32%